Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment dated this 8th day of March, 2004, covers the Employment Agreement dated October 24, 1994 between Edelbrock Corporation, a Delaware corporation (“Edelbrock”), Edelbrock Foundry Corp., a California corporation (“Edelbrock Foundry”) and O. Victor Edelbrock Jr. (“Employee”).

Section 3.     Term and Termination

3.1	Employee’s term of employment shall be amended to cover the period July 1, 2004 through June 30, 2009.

All other provisions of the October 24, 1994 Agreement shall remain unchanged and be in full force and effect.

EMPLOYEE

/s/ O. Victor Edelbrock Jr.

O. Victor Edelbrock Jr.

EDELBROCK CORPORATION

By:	/s/ O. Victor Edelbrock Jr.

Its:	President and C.E.O.

EDELBROCK FOUNDRY CORP.

By:	/s/ O. Victor Edelbrock Jr.

Its:	President and C.E.O.